Exhibit 10.52

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

2005 EQUITY INCENTIVE PLAN

2006 BONUS SHARE AWARD AGREEMENT

GRANT TO: [NAME]

THIS AGREEMENT (the “Agreement”) is made effective as of _____________, 20061, between Warner Chilcott Holdings Company, Limited, a Bermuda exempted limited company (together with its successors, the “Company”), and [name], who is an employee of the Company or one of its Subsidiaries (the “Grantee”). Capitalized terms, unless defined in Section 8 or a prior section of this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company desires to grant to the Grantee a certain number of Class A ordinary shares, par value $.01, of the Company (“Class A Common Shares”) effective as of the date of the first underwritten public offering of Shares (an “IPO”) pursuant to an effective registration statement on Form S-1 (or any successor form under the U.S. Securities Act of 1933, as amended) occurring on or after the date hereof (the “Grant Date”), subject to the terms and conditions of this Agreement and the Company’s 2005 Equity Incentive Plan, as amended and restated as of [date] (the “Plan”).

WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Bonus Shares (as defined herein) provided for herein to the Grantee as a reward for the Grantee’s efforts during his employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Grant of Share Award.

(a) Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby agrees to deliver as of the Grant Date to the Grantee [number] Class A Common Shares, which are the “Bonus Shares”.

(b) Plan. This award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

Section 2. Issuance of Shares.

(a) Share Certificates. Effective as of the Grant Date, the Company shall cause to be issued certificates for the Bonus Shares representing this award, registered in

[1]	Date of Board resolution or as soon as practicable thereafter.

the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship). In connection with the execution of this Agreement the Grantee shall deliver to the Company a duly-executed blank share power in the form attached hereto as Exhibit A-1.

(b) Share Ownership Rights. Upon the issuance of the Bonus Shares as of the Grant Date, the Grantee shall have all voting, dividend and other rights attaching to the Class A Common Shares comprising the Bonus Shares.

(c) Withholding. The Company and the Grantee agree that as of the Grant Date the Company shall use the executed share power in the form attached hereto as Exhibit A-1 to effect the transfer to the Company of a number of Class A Common Shares included among the Bonus Shares having a Designated Value equal to 45.5% of the aggregate Designated Value of the Bonus Shares. For these purposes, the “Designated Value” of the Class A Common Shares and the Bonus Shares shall be determined using the offering price of the Class A Common Shares in the IPO. The Company shall remit to the Internal Revenue Service and appropriate state revenue agencies, for the credit of the Grantee, an amount of cash withholding equal to 45.5% of the aggregate of the Designated Value determined under this paragraph. The Grantee shall be permitted to submit to the Company an amended Form W-4 (and any other necessary authorizations or documents) as necessary or appropriate to provide for the foregoing withholding and remittance.

Section 3 . Employment Condition. The continued effectiveness of this Agreement and the Bonus Share award provided under this Agreement is conditioned upon and subject to the Grantee’s continuation, as of the Grant Date, in the active employment of the Company or a Subsidiary of the Company. If the Grantee ceases to remain in such active employment for any reason (whether at the election of the employer or the Grantee or due to reasons beyond the control of either), this Agreement and the Bonus Share award hereunder shall be null and void and the Grantee shall not be entitled to any consideration in relation to this Agreement or the Bonus Share award hereunder. For these purposes, the Grantee shall be deemed to remain actively employed while absent from work on an employer-approved leave of absence, a short-term disability leave, a vacation or a temporary illness that does not constitute a disability.

Section 4. Securities Law Issues, Transfer Restrictions.

(a) Except as otherwise set forth in the Management Shareholders Agreement with respect to the Bonus Shares, the Company may, but shall not be obligated to, register or qualify the award of Bonus Shares to the Grantee under the Securities Act or any other applicable law. The Company shall not be obligated to take affirmative action to cause the award of Bonus Shares to the Grantee to comply with any law.

(b) Transfers. All Bonus Shares shall be subject to the provisions as to Transfer set forth in Article 3 of the Management Shareholders Agreement. Unless otherwise permitted pursuant to the Management Shareholders Agreement, the Grantee shall not Transfer any Bonus Shares (x) except in compliance with the provisions of Article 3 of the Management Shareholders Agreement, and (y) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner mutually acceptable to the Board and otherwise acknowledged that such Bonus Shares are subject to the restrictions set forth in this Agreement. Any attempt to Transfer any Bonus Shares not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

(c) Legend. Each certificate representing Bonus Shares shall be endorsed with a legend in substantially in the form set forth in Section 3.03 of the Management Shareholders Agreement.

Section 5. No Right of Repurchase. It is understood and agreed that the Bonus Shares shall not be subject to the provisions of Article 5 of the Management Shareholders Agreement with respect to the repurchase of the Bonus Shares by the Company.

Section 6. Adjustment of Shares.

In the event of a Recapitalization prior to the Grant Date, the terms of this award (including, without limitation, the number and kind of Class A Common Shares subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 13(b) of the Plan.

Section 7. Miscellaneous Provisions.

(a) No Retention Rights. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by the Company, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott Holdings Company, Limited

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding

Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c) Entire Agreement. This Agreement and the Plan, together with the Management Shareholders Agreement, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer of Restricted Securities in accordance with the provisions of this Agreement.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the relative rights of the Company and the Grantee with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action pr proceeding brought in any such court has been brought in an inconvenient forum.

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits. Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(l) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Bonus Shares pursuant to the provisions of this Agreement.

(m) Plan; Management Shareholders Agreement; Counsel. The Grantee acknowledges and understands that material definitions and provisions concerning the Bonus Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Management Shareholders Agreement. The Grantee has read carefully, and understands, the provisions of such documents. The Grantee has had the opportunity to seek legal advice from counsel on this Agreement and the transactions contemplated hereby.

Section 8. Definitions.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Business Day” has the meaning ascribed to such term in the Management Shareholders Agreement.

(d) “Cause” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(f) “Committee” means the compensation committee of the Board of Directors of the Company.

(g) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(h) “Good Reason” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(i) “Management Shareholders Agreement” means that certain Management Shareholders Agreement dated as of March 28, 2005 by and among the Company, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the Grantee and the other parties thereto (as the same shall be amended, modified or supplemented from time to time).

(j) “Permitted Transferee” has the meaning ascribed to such term in the Management Shareholders Agreement.

(k) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(l) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “Service” means service as an Employee.

(n) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(o) “Transfer” has the meaning ascribed to such term in the Management Shareholders Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name: [••••••]
Title: [••••••]

[Name of Grantee]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name: [••••••]
Title: [••••••]

[Name of Grantee]

EXHIBIT A-1

SHARE POWER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto Warner Chilcott Holdings Company, Limited (the “Company”),                          (            ) Class A ordinary shares, par value $.01, of the Company standing in his name on the books of the Company represented by Certificate No.                              herewith and do(es) hereby irrevocably constitute and appoint                                  his attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company. Such transfer of shares is being effected for immediate cancellation by the Company.

Dated:	Signature:

Print Name and Mailing Address

[name]
[mailing address]

[To be used to effectuate the surrender of Shares to pay designated withholding amount.]

A-1